                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-66791 of Rockwell Medical Technologies, Inc. on Form S-8 of our report dated February 21, 2004 on the consolidated financial statements of Rockwell Medical Technologies, Inc. as of and for the years ended December 31, 2003 and 2002, appearing in the Annual Report on Form 10-KSB of Rockwell Medical Technologies, Inc.

/s/ PLANTE & MORAN, PLLC

Auburn Hills, Michigan
March 17, 2004